Exhibit 2(b)
                                                                  H01000063779 2

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   NATIONAL HEALTHCARE FINANCE SERVICES, INC.

                                      * * *

     Pursuant to the provisions of the Florida Business Corporation Act, the undersigned Corporation adopts the following Amendment to its Articles of Incorporation, which amendments to the Corporation's Articles of Incorporation contained therein were adopted by the Incorporator of the Corporation on May 5, 2001 prior to the issuance of any shares and shareholder action was not required.

     1. The name of the  Corporation is NATIONAL  HEALTHCARE  FINANCE  SERVICES,
INC.

     2. Article 1 of the Articles of Incorporation of the Corporation are hereby amended to read as follows:


                                    ARTICLE 1
                                      Name

     The name of the corporation is NATIONAL HEALTHCARE FINANCIAL SERVICES, INC.

     IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 7th day of May, 2001.


                                    NATIONAL  HEALTHCARE  FINANCE SERVICES, INC.


                                    By: /s/ Joel Bernstein
                                       Joel Bernstein, Incorporator

                                                                  H01000063779 2
                                       42
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